                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------


                                  FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 19, 2000


                            Everest Re Group, Ltd.
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

          Bermuda                    1-15731                 Not Applicable
    --------------------        -------------------      ---------------------
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
     of Incorporation)              File Number)          Identification No.)


 c/o ABG Financial & Management Services, Inc.
           Parker House, Wildey Road
             St. Michael, Barbados                            Not Applicable
------------------------------------------------         ---------------------
    (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code: 246-436-6287


                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     Audited financial statements of Gibraltar Casualty Company as of December 31, 1999 and 1998 and for the years then ended (with Report of Independent Accountants thereon) and unaudited interim financial statements as of June 30, 2000 and 1999 and for the six months then ended.

(b)  Pro Forma Financial Information

     Unaudited pro forma condensed consolidated financial statements of Everest Re Group, Ltd. and subsidiaries giving effect to the acquisition of Mt. McKinley Insurance Company (f\k\a Gibraltar Casualty Company), including the unaudited pro forma balance sheet as of June 30, 2000 and the statements of income for the six months ended June 30, 2000 and the year ended December 31, 1999.

(c)  Exhibits

     23(b) Consent of Independent Public Accountants

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  December 4, 2000


                                    EVEREST RE GROUP, LTD.



                                    By: /s/ Stephen L. Limauro
                                        ------------------------------------
                                    Name:  Stephen L. Limauro
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                       Report of Independent Accountants


To the Board of Directors of
Gibraltar Casualty Company

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's deficit and of cash flows present fairly, in all material respects, the financial position of Gibraltar Casualty Company (the "Company") at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

April 21, 2000
except as to Note 1, which is as of May 22, 2000

                          GIBRALTAR CASUALTY COMPANY
                                BALANCE SHEETS
                          December 31, 1999 and 1998

ASSETS                                                                                      1999               1998
------                                                                                      ----               ----
Fixed Maturities
  Available for sale, at fair value (amortized cost $285,362,536 and $267,913,184)     $  279,040,939     $  276,015,678
Short-term investments                                                                     37,881,851        135,516,932
                                                                                       --------------     --------------
  Total investments                                                                       316,922,790        411,532,610
Cash                                                                                        2,078,020          2,422,163
Funds held by reinsured                                                                   171,550,351         84,629,695
Investment income due and accrued                                                           8,365,178          7,489,640
Reinsurance recoverable on paid and unpaid losses                                         125,632,759        128,738,547
Federal income tax receivable from parent                                                  45,485,120         28,734,476
Deferred federal income taxes                                                              13,490,314         28,402,851
Receivable from affiliate                                                                        -            40,000,000
Accounts receivable                                                                        10,130,892          4,324,225
                                                                                       --------------     --------------

  Total assets                                                                         $  693,655,424     $  736,274,207
                                                                                       ==============     ==============

LIABILITIES AND STOCKHOLDER'S DEFICIT
-------------------------------------

Unpaid losses and loss adjustment expenses                                             $  636,890,180     $  673,750,088
Long term debt                                                                            329,000,000        329,000,000
Interest payable                                                                           58,714,418         42,579,000
Reinsurance claims payable                                                                  2,258,669          5,959,070
Payable to parent                                                                             896,537            470,879
Other liabilities                                                                           2,283,031            553,334
                                                                                       --------------     --------------

  Total liabilities                                                                     1,030,042,835      1,052,312,371
                                                                                       --------------     --------------


STOCKHOLDER'S DEFICIT
---------------------
Common stock, par value $5,000;
  2,000 authorized, issued and outstanding shares                                          10,000,000         10,000,000
Paid-in capital                                                                           222,418,131        158,250,000
Accumulated other comprehensive (loss) income                                              (4,109,040)         5,266,619
Accumulated deficit                                                                      (564,696,502)      (489,554,783)
                                                                                       --------------     --------------

  Total stockholder's deficit                                                            (336,387,411)      (316,038,164)
                                                                                       --------------     --------------

  TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT                                          $  693,655,424     $  736,274,207
                                                                                       ==============     ==============

                See accompanying notes to financial statements.

                          GIBRALTAR CASUALTY COMPANY
                           STATEMENTS OF OPERATIONS
                    Years Ended December 31, 1999 and 1998

                                                                                1999                1998
                                                                                ----                ----
REVENUES:
   Net investment income                                                     $ 30,961,562       $ 19,820,933
   Realized investment (losses) gains, net                                     (1,979,563)           489,910
                                                                             ------------       ------------

           Total Revenues                                                      28,981,999         20,310,843
                                                                             ------------       ------------

EXPENSES:
   Losses and loss adjustment expenses incurred                                96,303,982         91,020,255
   Interest expense                                                            13,800,000          9,991,000
   Underwriting expenses                                                          506,639            330,603
   Other expense                                                                3,158,257          5,049,130
                                                                             ------------       ------------

           Total Expenses                                                     113,768,878        106,390,958
                                                                             ------------       ------------

LOSS FROM OPERATIONS BEFORE INCOME TAX                                        (84,786,879)       (86,080,115)

Federal income tax benefit                                                     (9,645,160)       (27,393,044)
                                                                             ------------       ------------

NET LOSS                                                                     $(75,141,719)      $(58,687,071)
                                                                             ============       ============

Other comprehensive income, net of tax
Unrealized (loss) gains on securities:
   Unrealized holding (losses) gains arising during period                     (4,109,040)         5,266,619
   Less: reclassification adjustment for (loss) gain included in net income       (68,316)           427,987
                                                                             ------------       ------------

Other comprehensive (loss) income                                              (4,177,356)         5,694,606
                                                                             ------------       ------------

TOTAL COMPREHENSIVE LOSS                                                     $(79,319,075)      $(52,992,465)
                                                                             ============       ============

                See accompanying notes to financial statements.

                          GIBRALTAR CASUALTY COMPANY
                           STATEMENTS OF CASH FLOWS
                    Years Ended December 31, 1999 and 1998


                                                                                      1999                1998
                                                                                      ----                ----
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss                                                                        $ (75,141,719)       $ (58,687,071)
Adjustments to reconcile net loss to cash flows from operating activities:
      Amortization of investments                                                     427,201              858,032
      Realized investment losses (gains), net                                       1,979,563             (489,910)
Change in assets and liabilities:
      Funds held by reinsureds                                                    (86,920,656)         111,036,915
      Investment income due and accrued                                              (875,538)          (1,172,187)
      Reinsurance recoverable on paid and unpaid losses                             3,105,788           (5,982,911)
      Federal income tax receivable                                               (16,750,644)           1,652,350
      Deferred federal income tax                                                  19,960,970              353,819
      Accounts receivable                                                          (5,806,667)           3,442,695
      Unpaid losses and loss adjustment expenses                                  (36,859,908)         (10,383,912)
      Reinsurance claims payable                                                   (3,700,401)          24,828,997
      Payable to parent                                                               425,658              (55,759)
      Interest payable                                                             16,135,418            9,991,000
      Other liabilities                                                             1,729,697             (297,284)
                                                                                -------------        -------------
           Cash flows from operating activities                                  (182,291,238)          75,094,774
                                                                                -------------        -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale/maturity of fixed maturities, available for sale            48,295,711           73,809,126
Proceeds from the sale of equity securities                                        48,336,389                    -
Payments for the purchase of fixed maturities, available for sale                 (66,490,681)         (76,866,742)
Proceeds (purchases) of short-term investments, net                                97,637,164         (107,817,683)
                                                                                -------------        -------------
           Cash flows from investing activities                                   127,778,583         (110,875,299)
                                                                                -------------        -------------

CASH FLOW FROM FINANCING ACTIVITIES:
Capital contribution                                                               14,168,512                    -
Issuance of surplus debentures                                                     40,000,000           35,000,000
                                                                                -------------        -------------
           Cash flows from financing activities                                    54,168,512           35,000,000
                                                                                -------------        -------------
NET (DECREASE) IN CASH                                                               (344,143)            (780,525)

CASH, BEGINNING OF THE YEAR                                                         2,422,163            3,202,688
                                                                                -------------        -------------
CASH, END OF THE  YEAR                                                          $   2,078,020        $   2,422,163
                                                                                =============        =============
SUPPLEMENTAL CASH FLOW INFORMATION:

Federal income taxes recovered from parent                                      $  12,855,485        $  29,399,214
                                                                                -------------        -------------

                See accompanying notes to financial statements.

                     GIBRALTAR CASUALTY COMPANY
           STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT
               Years Ended December 31, 1999 and 1998


                                                      1999             1998
                                                 -------------    -------------
COMMON STOCK:
Balance, beginning of year                       $  10,000,000    $  10,000,000
Issued during year                                        -                -
                                                 -------------    -------------
Balance, end of year                                10,000,000       10,000,000

ADDITIONAL PAID-IN CAPITAL:
Balance, beginning of year                         158,250,000      158,250,000
Contribution during the year                        64,168,131             -
                                                 -------------    -------------
Balance, end of year                               222,418,131      158,250,000


ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME:
Balance, beginning of year                           5,266,619        2,500,455
Net (decrease) increase during the year             (9,375,659)       2,766,164
                                                 -------------    -------------
Balance, end of year                                (4,109,040)       5,266,619

ACCUMULATED DEFICIT:
Balance, beginning of year                        (489,554,783)    (430,867,712)
Net loss                                           (75,141,719)     (58,687,071)
                                                 -------------    -------------
Balance, end of year                              (564,696,502)    (489,554,783)
                                                 -------------    -------------
STOCKHOLDER'S DEFICIT, END OF YEAR               $(336,387,411)   $(316,038,164)
                                                 =============    =============

                See accompanying notes to financial statements.

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION
     ------------

     Gibraltar Casualty Company (the "Company"), was incorporated on May 18, 1978 under the laws of the State of Delaware and a direct wholly-owned subsidiary of The Prudential Insurance Company of America. ("Prudential"). The Company is a direct excess and surplus lines insurance company. As a result of significant underwriting losses the Company discontinued writing new and renewal business in 1985. Management has no plans to reactivate the Company.

     In order to fund operations and meet regulatory capital and surplus requirements promulgated by the State of Delaware Department of Insurance, the Company entered into a surplus maintenance agreement with PRUCO, Inc. ("PRUCO"), a wholly-owned subsidiary of Prudential, on December 18, 1991. Under the agreement, PRUCO agrees to maintain the Company's regulatory capital and surplus at a minimum level of $15,000,000. In connection with this surplus maintenance agreement, the Company has issued $329,000,000 in surplus debentures to PRUCO. Under statutory accounting principles ("SAP") prescribed by the State of Delaware Insurance Department, surplus debentures are reported as a component of capital and surplus and repayment of principal and interest requires advance approval from the Delaware Insurance Commissioner. During 1999, Prudential contributed capital to the Company of $64,168,131, of which $49,999,619 was made in the form of equity securities.

     On February 24, 2000 Prudential entered into a stock purchase agreement with Everest Reinsurance Holding, Inc. ("Everest Re"), to sell 100% of the Company's outstanding capital stock. The transaction was approved by the Board of Directors of both companies and is expected to be completed in the second quarter of 2000, subject to approval by state regulators and other customary closing conditions. Proceeds from the sale will consist of $51,800,000 in cash. In connection with the sale, Prudential will provide Everest Re an indemnification covering 80% of the first $200,000,000 of any adverse loss development of Gibraltar's reserves at closing. Additionally, Prudential has agreed to indemnify Everest Re for $8,500,000 of potential uncollectible reinsurance.

     Effective May 22, 2000, PRUCO converted $329,000,000 of the surplus debentures to contributed capital and forgave $56,379,000 in interest payable related to the surplus debentures issued by the Company (see
     Note 8A).

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     A.   Basis of Presentation
          ---------------------

          The financial statements are presented in conformity with Generally Accepted Accounting Principles ("GAAP").

          Written approval was received from the State of Delaware Department of Insurance exempting the Company from Risk Based Capital requirements.

     B.   Use of Estimates
          ----------------

          The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     C.   Investments
          -----------

          Fixed maturities, are classified as "available for sale" and carried at estimated fair value which is based on quoted market prices or estimates from independent pricing services. The amortized cost of fixed maturities are written down to estimated fair value when considered impaired and the decline in value is considered to be other than temporary. Unrealized gains and losses on fixed maturities "available for sale", net of income tax, are included in a separate component of equity, "Accumulated other comprehensive income". Realized gains and losses on the sale of fixed maturities are determined by the specific identification method.

          Short-term investments, including highly liquid debt instruments purchased with an original maturity of twelve months or less, are carried at amortized cost, which approximates fair value.

          Cash, includes cash on hand, amounts due from banks, and money market instruments.

     D.   Reinsurance Recoverable on Paid and Unpaid Losses
          -------------------------------------------------

          Reinsurance recoverables are estimated by applying the recovery and collection terms specified under individual reinsurance contracts to paid and unpaid losses and loss adjustment expenses. The amounts ultimately collected may be more or less than such estimates. Any adjustments of these amounts subsequently collected are reflected in income as they occur. The Company periodically reviews the financial condition of its reinsurers and amounts recoverable therefrom, recording an allowance when necessary for uncollectible reinsurance.

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

          Reinsurance agreements that do not transfer significant risk to the reinsurer are accounted for using the deposit method.

     E.   Unpaid Losses and Loss Adjustment Expenses
          ------------------------------------------

          The liability for unpaid losses and loss adjustment expenses ("LAE") represents management's best estimate of the ultimate net losses to be paid in the settlement of claims and is based on individual case loss estimates and reports received from insureds and ceding companies, which are periodically reviewed and updated. A provision is included for losses and loss adjustment expenses incurred but not reported ("IBNR") based on past experience. Any adjustments to losses and loss adjustment expense reserves established in prior years are reflected in earnings in the period the adjustment is identified. Such liabilities are based on estimates, and while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amount provided. Unpaid losses and loss adjustment expenses of $636,890,180 and $673,750,088 at December 31, 1999, and
          1998, respectively are reported net of receivables for salvage and subrogation.

     F.   Income Taxes
          ------------

          The Company is a member of a group of affiliated companies which join in filing a consolidated federal tax return. The Internal Revenue Code limits the amount of non-life insurance losses that may offset life insurance company taxable income.

          Pursuant to the tax allocation agreements, total federal tax expense is determined on a separate company basis. Members with taxable income incur an amount in lieu of the separate return basis federal tax. Members with a loss for tax purposes recognize a current benefit in proportion to the amount of their losses utilized in computing consolidated taxable income. Intra-company tax balances are settled annually.

          Deferred income taxes are generally recognized, based on enacted rates, when assets and liabilities have different values for financial statement and tax reporting purposes. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

3.   INVESTMENTS
     -----------

     A.   Fixed Maturities
          ----------------

          The following tables provide additional information relating to fixed maturities as of December 31:

===================================================================================================================
                                                          1999
-------------------------------------------------------------------------------------------------------------------
                                                                          Gross          Gross
                                                        Amortized       Unrealized     Unrealized         Fair
                                                          Cost            Gains          Losses           Value
-------------------------------------------------------------------------------------------------------------------
U.S. treasury securities                               $  6,527,080       $20,727      $   76,192      $  6,471,615

Debt securities issued by states, territories
and possessions                                           7,072,785             0         199,810         6,872,975

Public utilities                                         36,302,221             0       1,064,376        35,237,845

Corporate securities                                    212,313,076        63,753       4,091,912       208,284,917

Mortgage-backed securities                               23,147,374             0         973,787        22,173,587
-------------------------------------------------------------------------------------------------------------------
Total fixed maturities available for sale              $285,362,536       $84,480      $6,406,077      $279,040,939
===================================================================================================================


===================================================================================================================
                                                          1998
-------------------------------------------------------------------------------------------------------------------
                                                                          Gross          Gross
                                                        Amortized       Unrealized     Unrealized         Fair
                                                          Cost            Gains          Losses           Value
-------------------------------------------------------------------------------------------------------------------
U.S. treasury securities                               $  6,568,932    $  456,135         $     0      $  7,025,067

Debt securities issued by states, territories
and possessions                                          10,509,175       370,970               0        10,880,145

Public utilities                                         38,821,537     1,317,053               0        40,138,590

Corporate securities                                    189,732,895     5,726,652          71,514       195,388,033

Mortgage-backed securities                               22,280,645       304,149             951        22,583,843
-------------------------------------------------------------------------------------------------------------------
Total fixed maturities available for sale              $267,913,184    $8,174,959         $72,465      $276,015,678
===================================================================================================================


     The amortized cost and estimated fair value of fixed maturities available for sale at December 31, 1999, by contractual maturities, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

=================================================================================
                                         1999
---------------------------------------------------------------------------------

                                               Amortized Cost        Fair Value
---------------------------------------------------------------------------------
Due in one year or less                          $ 36,010,203        $ 35,916,370

Due after one year through five years             154,958,731         152,631,007

Due after five years through ten years             71,180,543          68,251,265

Due after ten years                                    65,685              68,710

Mortgage-backed securities                         23,147,374          22,173,587
---------------------------------------------------------------------------------
Total                                            $285,362,536        $279,040,939
=================================================================================

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS


          Net investment income for the years ended December 31, arose from the following sources:

                                                        1999                1998
                                                     -----------         -----------
          Net investment income:
                Fixed maturities                     $ 4,253,680         $17,260,518
                Short-term investments                18,031,137           4,789,818
                Funds held by reinsureds               9,137,336          (1,967,261)
                                                     -----------         -----------
          Gross Investment income                     31,422,153          20,083,075
          Investment expenses                            460,591             262,142
                                                     -----------         -----------
          Net investment income                      $30,961,562         $19,820,933
                                                     ===========         ===========

          Proceeds from the sale of available for sale fixed maturities during 1999 and 1998 were $3,710,880 and $27,504,442 respectively. Proceeds from the maturity of available for sale fixed maturities during 1999 and 1998 were $44,584,831 and $46,304,684 respectively. Gross losses were $318,416 during 1999 and gross gains realized during 1998 were $489,910.

     B.   Special Deposits
          ----------------

          Securities with a fair value amount of $1,421,505 and $1,528,480 at December 31, 1999 and 1998, respectively, were on deposit with various state or governmental insurance departments in compliance with insurance laws.

4.   FEDERAL INCOME TAXES
     --------------------

     The components of federal income taxes for the years ended December 31, were as follows:

                                                         1999               1998
                                                     ------------       ------------
          Current tax benefit                       $(29,606,128)       $(27,746,863)
          Deferred tax expense                        19,960,968             353,819
                                                    ------------        ------------
          Total federal income tax benefit          $ (9,645,160)       $(27,393,044)
                                                    ============        ============

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

     The Company's federal income tax benefit for the years ended December 31, differs from the amount computed by applying the expected federal income tax rate of 35% to income from operations before income taxes for the following reasons :


                                                          1999            1998
                                                      ------------   -------------
          Expected federal income tax benefit         $(29,675,408)   $(30,128,040)
          Tax realized on common stock contribution     14,750,642               -
          Non deductible interest                        4,830,000       3,496,850
          Provision to return adjustments                  449,606         895,650
          Citadel adjustment                                     -      (1,657,504)
                                                      ------------    ------------
          Total federal income tax benefit            $ (9,645,160)   $(27,393,044)
                                                      ============     ============

     Deferred tax assets and liabilities at December 31, resulted from the items listed in the table below:


                                                         1999           1998
                                                      -----------   -----------
          Deferred tax assets
            Loss reserve discounting                  $ 8,732,087   $29,666,996
            Reserve for uncollectible reinsurance       2,946,759     1,797,959
            Unrealized investment loss                  2,212,559             -
            Other                                           2,230          (100)
                                                      -----------   -----------
          Total deferred tax assets                    13,893,635    31,464,855
          Deferred tax liabilities
            Accrual for bond discount                     403,321       226,131
            Unrealized investment gains                         -     2,835,873
                                                      -----------   -----------
          Total deferred tax liabilities                  403,321     3,062,004
                                                      -----------   -----------
          Deferred federal income taxes, net          $13,490,314   $28,402,851
                                                      ===========   ===========

     The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax return through 1992. The Service has begun their examination of the years 1993 through 1995.

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

5.   REINSURANCE
     -----------

     Reinsurance provides greater diversification of business and limits the potential maximum net loss arising from large claims. The ceding of reinsurance does not discharge the Company from its primary legal liability to a policyholder. Ceded balances would represent a liability to the Company in the event the reinsurers were unable to meet their obligations to the Company under the terms of reinsurance agreements.

     A.   Commutation of Reinsurance Ceded
          --------------------------------

          In 1988 and 1990, the Company entered into two aggregate excess of loss reinsurance agreements with Citadel Reinsurance Company, Ltd. ("Citadel"), which were further amended in 1991. Citadel indemnified the Company for all losses incurred in excess of its loss reserves as of June 30, 1988, subject to aggregate limits totaling $229,271,000. The full limits of the agreements were exhausted as of December 31, 1994. These reinsurance agreements did not transfer a significant amount of risk; accordingly, they were accounted for using the deposit method. Effective July 1, 1998, the Company commuted the agreement, receiving cash from Citadel of $46,757,110 and decreasing funds held on deposit with reinsurance company of $58,080,000. The Company recorded interest expense of $11,323,000 in connection with this commutation.

     B.   Reinsurance Assumed
          -------------------

          The Company provides reinsurance to Everest Reinsurance Company ("Everest Re"), formerly known as Prudential Reinsurance Company, under various agreements. In 1995, in connection with Everest Re's initial public offering, Gibraltar entered into the Stop Loss Agreement with Everest Re. Subject to the terms and conditions of the Stop Loss Agreement, the Company will reinsure Everest Re for up to $375,000,000 of the first $400,000,000 of any adverse development incurred. The Company has reported incurred losses of $320,000,000 of which $278,366,612 were paid as of December 31, 1999.

     C.   Reinsurance Recoverable
          -----------------------

          The Company provided allowances for uncollectible reinsurance balances based on management's assessment of the collectibility of the outstanding balances. Such allowances were $8,419,313 and $5,260,451 as of December 31, 1999 and 1998, respectively.

          Reinsurance recoverable on unpaid losses were $120,467,981 and $114,628,437 at December 31, 1999 and 1998, respectively. Reinsurance recoverables on paid losses were $13,584,091 and $19,370,561 at December 31, 1999 and 1998 respectively.

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

     The following amounts are reflected in the respective balances for ceded reinsurance for the years ended December 31:


                                                       1999            1998
                                                   ------------    ------------
     Losses and loss adjustment expenses incurred
       Direct and assumed                          $114,141,816    $125,961,502
       Ceded                                        (17,837,834)    (34,941,277)
                                                   ------------    ------------
     Losses and loss adjustment expenses
     incurred, net of reinsurance                  $ 96,303,982    $ 91,020,225
                                                   ============    ============


6.   UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSE
     -----------------------------------------

     Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:

                                                       1999            1998
                                                   ------------    ------------
     Balance at January 1                          $673,750,088    $684,134,002
       Less Reinsurance Recoverables                114,628,437     120,768,092
                                                   ------------    ------------
     Net Balance at January 1                       559,121,651     563,365,910

     Incurred related to:
       Prior Year                                    96,303,982      91,020,225
                                                   ------------    ------------
       Total incurred                                96,303,982      91,020,225

     Paid related to:
       Prior Year                                   139,003,434      95,264,484
                                                   ------------    ------------
       Total paid                                   139,003,434      95,264,484

     Net Balance at December 31                     516,422,199     559,121,651
       Plus Reinsurance Recoverables:               120,467,981     114,628,437
                                                   ------------    ------------
     Balance at December 31                        $636,890,180    $673,750,088
                                                   ============    ============

     As a result of changes in estimates of insured events in prior years, the provision of losses and loss adjustment expenses (net of reinsurance recoveries of $17,837,834 and $34,941,277 in 1999 and 1998 respectively) increased by $96,303,982 and $91,020,225 in 1999 and 1998, respectively, due to increased loss development and reserve strengthening for asbestos claims.


7.   ASBESTOS & ENVIRONMENTAL (POLLUTION) RESERVES
     ---------------------------------------------

     The Company has exposure to asbestos and environmental losses through its writing of direct excess general liability policies during the 1970s and 1980s, as well as through business assumed from Everest Re. The Company has established case basis and bulk reserves for asbestos and environmental claims based on management judgment, giving consideration to actuarial projections of the Company's estimated ultimate liabilities. The actuarial projections included analyses based on market share, aggregate loss development factor and policy limits-based modeling techniques.

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

                            -----------------------
                               Asbestos Reserves
                            -----------------------


--------------------
Gross of Reinsurance
--------------------

=========================================================================
                                            1999                 1998
-------------------------------------------------------------------------
Beginning Reserves                      $297,030,702         $189,189,394
Incurred Losses & LAE                    109,359,812          160,791,706
Paid Losses & LAE                        135,330,744           52,950,398
-------------------------------------------------------------------------
Ending Reserves                         $271,059,770         $297,030,702
=========================================================================

------------------
Net of Reinsurance
------------------

=========================================================================
                                            1999                 1998
-------------------------------------------------------------------------
Beginning Reserves                      $261,507,400         $117,876,932
Incurred Losses & LAE                     94,953,660          164,695,947
Paid Losses & LAE                        132,398,487           21,065,479
-------------------------------------------------------------------------
Ending Reserves                         $224,062,573         $261,507,400
=========================================================================

                            ----------------------
                            Environmental Reserves
                            ----------------------
--------------------
Gross of Reinsurance
--------------------

=========================================================================
                                            1999                 1998
-------------------------------------------------------------------------
Beginning Reserves                      $140,140,120         $169,670,896
Incurred Losses & LAE                    (10,413,401)         (10,935,673)
Paid Losses & LAE                          5,560,987           18,595,103
-------------------------------------------------------------------------
Ending Reserves                         $124,165,732         $140,140,120
=========================================================================

------------------
Net of Reinsurance
------------------

=========================================================================
                                            1999                 1998
-------------------------------------------------------------------------
Beginning Reserves                      $109,902,892         $113,448,779
Incurred Losses & LAE                     (4,205,550)          (4,305,459)
Paid Losses & LAE                          2,589,258             (759,572)
-------------------------------------------------------------------------
Ending Reserves                         $103,108,084         $109,902,892
=========================================================================

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS


8.   RELATED PARTY TRANSACTIONS
     --------------------------

     A.   Long Term Debt
          --------------

          The Company has surplus debentures outstanding at December 31, 1999 as follows:

          Issue Date      Interest Rate     Principal     Interest Payable
          ----------      -------------     ---------     ----------------
           04-19-93           3.75%        $ 15,000,000      $ 3,750,000
           10-13-93           3.75%        $ 15,000,000      $ 3,469,000
           12-30-93           3.75%        $ 70,000,000      $15,750,000
           06-24-94           3.75%        $ 20,000,000      $ 4,125,000
           09-28-94           3.75%        $ 30,000,000      $ 5,906,000
           12-29-94           3.75%        $ 74,000,000      $13,875,000
           06-30-95           3.75%        $ 30,000,000      $ 5,063,000
           11-16-98           5.70%        $ 35,000,000      $ 2,161,000
           12-31-98           5.70%        $ 40,000,000      $ 2,280,000
                                           ------------      -----------
                                           $329,000,000      $56,379,000

          These notes have no stated maturity date. Interest and principal payments can be made only if approved by the Delaware Insurance Commissioner.

     B. The Company has a service agreement with its parent, Prudential. Under this agreement, Prudential will furnish services of its officers and employees and provide supplies, use of equipment, office space and make payments to third parties for general expenses, state and local taxes. Prudential also provides investment management and accounting services. Total amounts incurred for such services for the twelve months ended December 31, 1999 and 1998 were $3,294,584 and $2,144,981 respectively.

     C. The Company obtained approval on November 12, 1996 to enter into a loan agreement with an affiliate, Prudential Funding Corporation ("Pru Funding"), to borrow up to a maximum of $75,000,000. Effective November 21, 1996, Pru Funding agreed to lend funds as needed to enable the Company to finance current working capital requirements up to the maximum approved by the Board. To date, there have been no loans made under this agreement.

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS


9.   DIVIDEND RESTRICTIONS
     ---------------------

     Under Delaware Law, the Company cannot pay any cash dividend except out of surplus funds derived from net operating profits on its business without prior approval from the insurance commissioner. Under Delaware Law, a stock dividend may be paid out of any available surplus funds.


10.  CONTINGENCIES
     -------------

     Various lawsuits against the Company have arisen in the course of the Company's business. In certain of these matters, large and/or indeterminate amounts are sought.

     The Company continues to receive claims under expired contracts which assert alleged injuries and/or damages relating to or resulting from toxic torts, toxic waste and other hazardous substances, such as asbestos. The Company's asbestos claims typically involve liability or potential liability for bodily injury from exposure to asbestos or liability for property damage resulting from asbestos or products containing asbestos. The Company's environmental claims typically involve potential liability for (i) the prevention or remediation of environmental contamination or
     (ii) bodily injury or property damage caused by the release of hazardous substances into the land, air or water.

     The Company's reserves include an estimate of the Company's ultimate liability for asbestos and environmental claims for which ultimate value cannot be estimated using traditional reserving techniques. There are significant uncertainties in estimating the amount of the Company's potential losses from asbestos and environmental claims. Among the complications are: (i) potentially long waiting periods between exposure and manifestation of any bodily injury or property damage; (ii) difficulty in identifying sources of asbestos or environmental contamination; (iii) difficulty in properly allocating responsibility and/or liability for asbestos or environmental damage; (iv) changes in underlying laws and judicial interpretation of those laws; (v) potential for an asbestos or environmental claim to involve many insurance providers over many policy periods; (vi) long reporting delays, both from insureds to insurance companies and ceding companies to reinsurers; (vii) limited historical data concerning asbestos and environmental losses; (viii) questions concerning interpretation and application of insurance and reinsurance coverage and
     (ix) uncertainty regarding the number and identity of insureds with potential asbestos or environmental exposure.

     Management believes that these issues are not likely to be resolved in the near future. Given these uncertainties, it is possible that the ultimate costs for these asbestos and environmental claims could vary materially from currently established reserves. The

                          GIBRALTAR CASUALTY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

     Company establishes reserves to the extent that, in the judgment of management, the facts and prevailing law reflect an exposure for the Company or its ceding company.

11.  GAAP TO SAP RECONCILIATION
     --------------------------

     The following is a reconciliation of net loss and stockholder's deficit using GAAP to net loss and capital and surplus under SAP as of December 31:

-------------------------------------------------------------------------------
                                                     1999               1998
-------------------------------------------------------------------------------
Net loss - GAAP                                 $ (75,141,719)    $ (58,687,071)
Interest expense on surplus debentures             13,800,000         9,991,000
Interest expense net of interest income on                  0         8,069,502
 funds held on deposit with reinsurance company
Deferred federal income taxes, net                 19,960,968           353,819
Loss from Citadel reinsurance commutation                   0       (36,587,853)
-------------------------------------------------------------------------------
Net loss - SAP                                  $ (41,380,751)    $ (76,860,603)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                     1999              1998
-------------------------------------------------------------------------------
Stockholder's deficit - GAAP                    $(336,387,411)    $(316,038,164)
Surplus debentures                                329,000,000       329,000,000
Interest payable on surplus debentures             56,379,000        42,579,000
Deferred federal income taxes, net                (11,277,758)      (31,238,725)
Net unrealized investment gains, net of tax         4,109,040        (5,266,619)
Provision for reinsurance                          (1,202,570)       (3,503,751)
-------------------------------------------------------------------------------
Capital and surplus - SAP                       $  40,620,301     $  15,531,741
-------------------------------------------------------------------------------

                          GIBRALTAR CASUALTY COMPANY
                                BALANCE SHEETS
                            June 30, 2000 and 1999
                                  (Unaudited)

(Dollars in thousands, except par value per share)                                            2000               1999
                                                                                              ----               ----
ASSETS
------
Fixed Maturities

  Available for sale, at fair value (amortized cost $267,807,206  and $266,552,375)           $ 261,412         $  265,652
Short-term investments                                                                          125,036             94,084
                                                                                           ------------       ------------
  Total investments                                                                             386,448            359,736

Cash                                                                                              2,635              2,517
Funds held by reinsured                                                                         108,937            168,390
Investment income due and accrued                                                                 8,913              7,163
Reinsurance recoverable on paid and unpaid losses                                               125,212            113,826
Federal income tax receivable from parent                                                             -             25,759
Deferred federal income taxes                                                                    12,940             30,190
Accounts receivable                                                                               8,671              7,293
                                                                                           ------------       ------------

TOTAL ASSETS                                                                                  $ 653,756         $  714,874
                                                                                           ============       ============


LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Unpaid losses and loss adjustment expenses                                                    $ 588,616         $  629,485
Long term debt                                                                                        -            329,000
Reinsurance claims payable                                                                       12,327             25,654
Payable to parent                                                                                   908                  -
Interest payable                                                                                      -             50,647
Other liabilities                                                                                    64              7,918
                                                                                           ------------       ------------

  Total liabilities                                                                             601,915          1,042,704
                                                                                           ------------       ------------


STOCKHOLDER'S EQUITY
--------------------
Common stock, par value $5,000;
  2,000 authorized, issued and outstanding shares                                                10,000             10,000
Paid-in capital                                                                                 607,914            222,418
Accumulated other comprehensive loss                                                             (4,157)              (586)
Accumulated deficit                                                                            (561,916)          (559,662)
                                                                                           ------------       ------------

  Total stockholder's equity                                                                     51,841           (327,830)
                                                                                           ------------       ------------

  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                                  $ 653,756         $  714,874
                                                                                           ============       ============

                          GIBRALTAR CASUALTY COMPANY
                           STATEMENTS OF OPERATIONS
                    Six Months Ended June 30, 2000 and 1999
                                  (Unaudited)

(Dollars in thousands)                                     2000         1999
                                                           ----         ----
REVENUES:
   Net investment income                                   $16,520     $ 14,817
   Realized investment losses, net                            (358)      (1,979)
                                                         ---------   ----------


          Total revenues                                    16,162       12,838
                                                         ---------   ----------

EXPENSES:
   Losses and loss adjustment expenses incurred            $ 5,580     $ 82,539
   Interest expense                                              -        8,068
   Underwriting expenses                                        70          233
   Other (income)/expense                                      (99)       1,053
                                                         ---------   ----------


          Total expenses                                     5,551       91,893
                                                         ---------   ----------


INCOME/(LOSS) FROM OPERATIONS BEFORE INCOME TAX             10,611      (79,055)

Income tax expense/(benefit)                                 3,831       (8,947)
                                                         ---------   ----------

NET INCOME/(LOSS)                                          $ 6,780     $(70,108)
                                                         =========   ==========

                          GIBRALTAR CASUALTY COMPANY
                           STATEMENTS OF CASH FLOWS
                    Six Months Ended June 30, 2000 and 1999
                                  (Unaudited)

     (Dollars in thousands)                                                           2000              1999
                                                                                      ----              ----
     CASH FLOW FROM OPERATING ACTIVITIES:
     Net income/(loss)                                                              $   6,780          $(70,108)
     Adjustments to reconcile net income to cash flows from operating activities:
          Amortization of investments                                                     (94)              219
          Realized investment losses, net                                                 358             1,979
     Change in assets and liabilities:
          Funds held by reinsureds                                                     62,613           (83,760)
          Investment income due and accrued                                              (548)              327
          Reinsurance recoverable on paid and unpaid losses                               421            20,173
          Federal income tax receivable                                                45,485             2,975
          Deferred federal income tax                                                     576             1,838
          Receivable from affliate                                                          -            40,000
          Accounts receivable                                                           1,460            (2,970)
          Unpaid losses and loss adjustment expenses                                  (52,274)          (44,265)
          Reinsurance claims payable                                                   10,068            19,695
          Payable to parent                                                                11              (471)
          Interest payable                                                            (58,714)            8,068
          Other liabilities                                                            (2,218)            1,633
                                                                                    ----------------------------

                    Net cash provided by (used in) operating activities                13,924          (104,667)
                                                                                    ----------------------------

     CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from the sale/maturity of fixed maturities, available for sale           31,862            25,100
     Proceeds from the sale of equity securities                                            -            48,336
     Payments for the purchase of fixed maturities, available for sale                (14,762)          (24,334)
     Payments for the purchase of equity securities                                         -           (50,000)
     Proceeds (purchases) of short-term investments, net                              (86,963)           41,492
                                                                                    ----------------------------

                    Net cash (used in) provided by investing activities               (69,863)           40,594
                                                                                    ----------------------------
     CASH FLOW FROM FINANCING  ACTIVITIES:
     Capital contribution                                                              56,496            64,168
                                                                                    ----------------------------

                    Net cash provided by financing activities                          56,496            64,168
                                                                                    ----------------------------

     NET INCREASE IN CASH                                                                 557                95

     CASH, BEGINNING OF THE YEAR                                                        2,078             2,422
                                                                                    ----------------------------

     CASH, END OF PERIOD                                                            $   2,635          $  2,517
                                                                                    ============================

     Supplemental Cash Flow Information:
     Long Term Debt forgiven by Parent                                              $ 329,000          $      -
                                                                                    ============================

                    EVEREST RE GROUP, LTD. AND SUBSIDIARIES

                        PRO FORMA FINANCIAL INFORMATION



The following unaudited pro forma condensed consolidated financial statements of Everest Re Group, Ltd. and subsidiaries (the "Company") give effect to the acquisition of Mt. McKinley Insurance Company ("Mt. McKinley") (f\k\a Gibraltar Casualty Company ("Gibraltar")) using the purchase method of accounting.

The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Mt. McKinley had been consummated on June 30, 2000. The unaudited pro forma condensed consolidated statements of income have been prepared as if the acquisition had been consummated on January 1, 2000 and January 1, 1999, respectively.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial positions that would have occurred had the acquisition been consummated at the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the consolidated companies.

The unaudited pro forma condensed consolidated financial statements, including footnotes, should be read in conjunction with: the Company's Current Report on Form 8-K for an event dated September 19, 2000; the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000; Gibraltar's audited financial statements as of December 31, 1999 and for the year then ended and Gibraltar's unaudited interim financial statements as of June 30, 2000 and for the six months ended June 30, 1999.

                            EVEREST RE GROUP, LTD.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 2000
                                  (Unaudited)

                            (Dollars in thousands)

                                                                                              Pro Forma          Company
                                                                Historical                   Adjustments        Pro Forma
                                                         ----------------------------------------------------
                                                           Company     Gibraltar  Notes    Debit     Credit   Consolidated
                                                         -----------  ---------- ------  --------  ---------- ------------
ASSETS:

Total investments and cash                               $ 4,643,146  $  389,083     (1)            $  51,800  $ 4,980,429
Insurance and reinsurance balances receivable              1,383,614     234,149     (2)              535,248    1,082,515
Other assets                                                 288,424      30,524     (2)               11,727      307,221
                                                         -----------  ----------         --------------------  -----------
TOTAL ASSETS                                             $ 6,315,184  $  653,756         $       -  $ 598,775  $ 6,370,165
                                                         ===========  ==========         ====================  ===========

LIABILITIES:
Reserve for losses and adjustment expenses               $ 3,945,912  $  600,943     (2) $ 535,248             $ 4,011,607
Unearned premium reserve                                     351,673           -                                   351,673
Indebtness                                                   554,547           -                                   554,547
Other liabilities                                             62,408         972     (2)    11,727                  51,653
                                                         -----------  ----------         --------------------  -----------
          Total liabilities                                4,914,540     601,915           546,975               4,969,480
                                                         -----------  ----------         --------------------  -----------

Total shareholders' equity                                 1,400,644      51,841     (1)    51,800               1,400,685
                                                         -----------  ----------         --------------------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $ 6,315,184  $  653,756         $ 598,775  $       -  $ 6,370,165
                                                         ===========  ==========         ====================  ===========

(1) - Cash decreased due to purchase of Gibraltar
(2) - To record inter-company transactions

                            EVEREST RE GROUP, LTD.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        Six Months Ended June 30, 2000
                                  (unaudited)

               (Dollars in thousands, except per share amounts)

                                                                                      Pro Forma           Company
                                                               Historical            Adjustments          Pro Forma
                                                   -------------------------- -------------------------
                                                       Company     Gibraltar       Debit       Credit     Consolidated
                                                   ------------ ------------- ------------------------- ---------------
REVENUES:
Net premiums earned                                $   551,964   $         -                             $   551,964
Net investment income                                  139,456        16,520                                 155,976
Net realized capital (loss)                               (369)         (358)                                   (727)
Other income                                               440            99                                     539
                                                   -----------   -----------                             -----------
Total revenues                                         691,491        16,261                                 707,752
                                                   -----------   -----------                             -----------

CLAIMS AND EXPENSES:
Incurred loss and loss adjustment expenses             430,058         5,580                                 435,638
Commission, brokerage, taxes and fees                  111,930             -                                 111,930
Other underwriting expenses                             24,704            70                                  24,774
Other expense                                           14,693             -                                  14,693
                                                   -----------   -----------                             -----------
Total claims and expenses                              581,385         5,650                                 587,035
                                                   -----------   -----------                             -----------

INCOME BEFORE TAXES                                    110,106        10,611                                 120,717

Income tax                                              22,819         3,831                                  26,650
                                                   -----------   -----------                             -----------

NET INCOME                                         $    87,287   $     6,780                             $    94,067
                                                   ===========   ===========                             ===========

Weighted average shares--basic                          45,854                                                45,854

Weighted average shares--diluted                        46,065                                                46,065

Earnings per share--basic                          $      1.90                                           $      2.05

Earnings per share--diluted                        $      1.89                                           $      2.04

                            EVEREST RE GROUP, LTD.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31,1999
                                  (unaudited)

               (Dollars in thousands, except per share amounts)


                                                                                               Pro Forma      Company
                                                              Historical                      Adjustments     Pro Forma
                                                  -------------------------------- ------------------------
                                                     Company         Gibraltar        Debit      Credit      Consolidated
                                                  --------------- ---------------- ------------------------  ---------------
REVENUES:
Net premiums earned                               $    1,071,451    $           -                            $    1,071,451
Net investment income                                    252,999           30,962                                   283,961
Net realized capital (loss)                              (16,760)          (1,980)                                  (18,740)
                                                  --------------    --------------                           --------------
Total revenues                                         1,307,690           28,982                                 1,336,672

CLAIMS AND EXPENSES:
Incurred loss and loss adjustment expenses               771,570           96,304                                   867,874
Commission, brokerage, taxes and fees                    285,957                -                                   285,957
Other underwriting expenses                               48,263              507                                    48,770
Other expense                                              5,318           16,958                                    22,276
                                                  --------------    --------------                           --------------
Total claims and expenses                              1,111,108          113,769                                 1,224,877
                                                  --------------    --------------                           --------------

INCOME BEFORE TAXES                                      196,582          (84,787)                                  111,795

Income tax expense/(benefit)                              38,521           (9,645)                                   28,876
                                                  --------------    --------------                           --------------

NET INCOME/(LOSS)                                 $      158,061    $     (75,142)                           $       82,919
                                                  ==============    ==============                           ==============

Weighted average shares--basic                            48,509                                                     48,509

Weighted average shares--diluted                          48,686                                                     48,686

Earnings per share--basic                         $         3.26                                             $         1.71

Earnings per share--diluted                       $         3.25                                             $         1.70